Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY
FOR
SUBSCRIPTION RIGHTS CERTIFICATES ISSUED BY
HEALTH BENEFITS DIRECT CORPORATION
     This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated                     , 2009 (the “Prospectus”) of Health Benefits Direct Corporation, a Delaware corporation (the “Company”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Subscription Rights Certificate(s)”) to the Company at or prior to 5:00 p.m., New York City time, on February 15, 2010, unless such time is extended, as may be determined by the Company as described in the Prospectus (as it may be extended, the “Expiration Time”). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Company, and must be received by the Company on or prior to the Expiration Time. See “The Rights Offering — Basic Subscription Right” in the Prospectus. Payment of the Subscription Price of $1,000 per Unit (as defined in the Prospectus) for each Unit subscribed for upon exercise of such Rights must be received by the Company in the manner specified in “The Rights Offering — Exercise of Subscription Rights” in the Prospectus at or prior to the Expiration Time even if the Subscription Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Rights Offering — Guaranteed Delivery Procedures” in the Prospectus.
     DELIVERY OR TRANSMISSION OF THIS INSTRUMENT OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.
          Questions may be answered by, and additional copies of relevant documents may be obtained by contacting the Company at (484) 654-2200.

Ladies and Gentlemen:
     The undersigned hereby represents that the undersigned is the holder of Subscription Rights Certificate(s) representing Rights and that such Subscription Rights Certificate(s) cannot be delivered to the Company at or before 5:00 p.m., New York City time, on February 15, 2010 (the “Expiration Time”). Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Right to subscribe for Units with respect to each of the Rights represented by such Subscription Rights Certificate(s) and (ii) the Over-Subscription Privilege relating to such Rights, to the extent that Units that are not otherwise purchased pursuant to the exercise of the Basic Subscription Right (the “Excess Units”) are available therefor, for an aggregate of up to                      Excess Units, subject to availability and pro ration.
     The undersigned understands that payment of the Subscription Price of $1,000 per Unit for each Unit subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Privilege is payable in cash and must be received by the Company at or before the Expiration Time and represents that such payment, in the aggregate amount of $                     , either (check appropriate box):
     [ ] is being delivered to the Company herewith; or
     [ ] has been delivered separately to the Company in the manner set forth below (check appropriate box and complete information relating thereto):
     [ ] Wire transfer of funds
Name of transferor institution:
Date of transfer:
Confirmation number (if available):
     [ ] Uncertified check (Payment by uncertified check will not be deemed to have been received by the Company until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.)
     [ ] Certified check
     [ ] Bank draft (cashier’s check)
     [ ] Money order
Name of maker:
Date of check, draft or money order:
Check, draft or money order number:
Bank or other institution on which check is drawn or issuer of money order:
Signature(s)
Name(s)
(PLEASE TYPE OR PRINT)

Address:

Area Code and Tel. No.(s):
Subscription Rights Certificates No(s). (if available):

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SUBSCRIPTION RIGHTS CERTIFICATE
SIGNATURE GUARANTEE)
     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers Corporation, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Company the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.
Dated:

(Address)	(Name of Firm)

(Area Code and Telephone Number)	(Authorized Signature)
     The institution that complete this form must communicate the guarantee to the Company and must deliver the Subscription Rights Certificate(s) to the Company within the time period shown in the Prospectus of Health Benefits Direct Corporation, dated                      , 2009. Failure to do so could result in a financial loss to such institution.